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                                    EXHIBIT 5
             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                               December 29, 1998

ACT Networks, Inc.
188 Camino Ruiz
Camarillo, California 93012


     Re: ACT Networks, Inc. Registration Statement for Offering of an additional 200,000 Shares of Common Stock Pursuant to the 1997 Non-Executive Officer Stock Option/Stock Issuance Plan and an additional 150,000 Shares of Common Stock Pursuant to the Employee Stock Purchase Plan

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 200,000 Shares of Common Stock under the Company's 1997 Non-Executive Officer Stock Option/Stock Issuance Plan and an additional 150,000 shares of Common Stock under the Company's Employee Stock Purchase Plan (collectively, the "Plans").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plans. Based on such review, we are of the opinion that, if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) in accordance with the Plans and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the shares of the Company's common stock issuable under the Plans.

                                       Very truly yours,

                                       /s/ Brobeck, Phleger & Harrison LLP
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                                       BROBECK, PHLEGER & HARRISON LLP